Exhibit 99.1

Exton, PA	Contact: Kevin R. Hoben
June 10, 2022	(860) 704-6820

Omega Flex, Inc. Announces Regular Quarterly Dividend
for the Second Quarter 2022

Omega Flex, Inc. (the “Company”) today announced that the Board of Directors declared a regular quarterly dividend of $0.32 per share payable on July 5, 2022, to shareholders of record on June 24, 2022. Kevin R. Hoben, the Company’s chairman stated that: “The sustained growth of Omega Flex, Inc. recommended an increase in the regular quarterly dividend. As the Company emerges from this challenging time for the country and the economy, this increase is the best indication of our belief in the Company’s ability to weather this storm.” In determining the amount of future regular quarterly dividends, the Board will review the cash needs of the Company, and based on results of operations, financial condition, capital expenditure plans, and consideration of possible acquisitions, as well as such other factors as the Board of Directors may consider relevant, determine on a quarterly basis the amount of a regular quarterly dividend.

This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict and may be beyond the ability of our control.

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect our current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance, or achievements of the Company (including its subsidiaries and affiliates) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions, or circumstances.